Exhibit 8.2

MILBANK, TWEED, HADLEY & McCLOY LLP

LOS ANGELES

424-386-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-69-71914-3400

FAX: 49-69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

28 LIBERTY STREET NEW YORK, NY 10005 212-530-5000 FAX: 212-530-5219 June 5, 2017

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SEOUL

822-6137-2600

FAX: 822-6137-2626

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

Molino Canuelas S.A.C.I.F.I.A.

John F. Kennedy 160, B1814BKD

Cañuelas, Province of Buenos Aires

Republic of Argentina

Ladies and Gentlemen:

We are acting as United States counsel to Molino Cañuelas S.A.C.I.F.I.A. (the “Company”) in connection with the preparation of the registration statement on Form F-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) filed with the United States Securities and Exchange Commission. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

We hereby confirm our opinion set forth under the caption “Taxation—Material U.S. Federal Income Tax Considerations” in the Prospectus.

Because the determination of the Company’s status as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes is based on an annual determination that cannot be made until the close of a taxable year, and involves extensive factual investigation (as discussed under “Taxation—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules”), we do not express any opinion herein with respect to the Company’s PFIC status in any taxable year.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Taxation—Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

AW/ER-L